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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 7, 1997 (except for Note 5 and the last paragraph of Note 6, for which the date is April 9, 1997, and the first paragraph of Note 3, for which the date is September 9, 1997), in the Registration Statement (Form S-4) and related Prospectus of Source Media, Inc. for the registration of its 13 1/2% Senior PIK Preferred Stock, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

Dallas, Texas
December 8, 1997